Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333- 183651 on Form S-8 of our report relating to the consolidated financial statements of Taomee Holdings Limited (the “Company”) and its subsidiaries and variable interest entities dated April 17, 2013, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2012.

Deloitte Touche Tohmatsu Certified Public Accountants LLP

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 17, 2013